Exhibit 24

POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby severally constitutes and appoints John
Kingston, III, Darrell W. Crate and Nathaniel Dalton, and each of them singly, with full power of substitution and resubstitution, as the undersigned's true and lawful attorney-in-fact with full power and authority to them, and each of them singly, to prepare, sign and file for the undersigned, in the undersigned's name and capacity indicated below, any and all filings and documents
(including without limitation any exhibits and amendments thereto) of the undersigned or Affiliated Managers Group, Inc. pursuant to the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation filings pursuant to Section 16 of the Act and the rules and regulations promulgated thereunder, and generally to do all such things in the undersigned's name and capacity indicated below to enable the undersigned and Affiliated Managers Group, Inc. to comply with the provisions of the Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming the undersigned's signatures as they may be signed by said attorneys, or any of them, or any substitute or substitutes of any of them, on said filings, documents, exhibits and any and all amendments thereto, and hereby ratifying and confirming all that said attorneys, or any of them, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

	Witness my hand, this 29th day of August, 2002.


By: /s/Seth W. Brennan
Name:  Seth W. Brennan
Title: Executive Vice President